UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  February 7, 2011

GENERAL NUTRITION CENTERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

In connection with a proposed financing transaction, General Nutrition Centers, Inc. (the “Company”) is providing certain information to potential lenders and is therefore including such information in this Current Report on Form 8-K pursuant to Regulation FD.

The financial and other estimates as of and for the year ended December 31, 2010 set forth below have been prepared by, and are the responsibility of, management.  The estimates are preliminary and remain subject to completion of management’s year-end closing process.   Actual financial results for the quarter and year may differ from these estimates. The following estimates are as of the date hereof and the Company does not undertake any obligation to update or revise any of the information provided to potential lenders, whether as a result of new information, future events or otherwise.  The financial and other estimates set forth below are for General Nutrition Centers, Inc. and not its ultimate parent, GNC Acquisition Holdings Inc.

Our independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, or performed any procedures with respect to the accompanying preliminary financial data.  Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

	Year Ended December 31, 2010 ($ in millions)
Revenues	$1,822
Net Income	$98	(1)
EBITDA	$262	(1)(2)

Cash (at end of period)	$151	(3)
Total Debt (at end of period)	$1,059

Total Stores (at end of period)	7,260
Same Store Sales Growth
Domestic, company-owned (including web)	5.6%
Domestic franchise	2.9%

(1)          Net income and EBITDA include rent expense (estimated to be $195 million before tax).

(2)          The Company defines EBITDA as net income before interest expense (net), income tax expense, depreciation and amortization. Management uses EBITDA as a tool to measure operating performance of the business. EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income, or any other performance measures derived in accordance with U.S. GAAP, or as an alternative to U.S. GAAP cash flow from operating activities, as a measure of the Company’s profitability or liquidity.

The following table reconciles EBITDA to net income as determined in accordance with GAAP for the period indicated:

Year Ended December 31, 2010 ($ in millions)
Net income	$98
Interest expense, net	66
Income tax expense	51
Depreciation and amortization	47
EBITDA(a)	$262

(a) For the year ended December 31, 2010, EBITDA includes the following expenses: $3.2 million of start-up costs related to the Company’s partnerships with PetSmart and PepsiCo; $3.5 million in connection with the Company’s exploration of strategic alternatives; $3.2 million of non-cash stock based compensation expense; and $1.5 million related to payments to the Company’s indirect parent, GNC Acquisition Holdings Inc., to make payments to the Company’s sponsors under a management agreement and GNC Acquisition Holdings Inc.’s Class B common stock.

(3)          Excludes approximately $43 million of cash at GNC Acquisition Holdings Inc. as of December 31, 2010.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 7, 2011

GENERAL NUTRITION CENTERS, INC.

By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President and
Chief Legal Officer